Exhibit 10.2

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (the “Agreement”) is made and entered into on December 12, 2023, by and between Lucy Scientific Discovery Inc., a corporation organized under the laws of the province of British Columbia, Canada (“LSDI”), and the undersigned entities, each of which is a subsidiary of LSDI (collectively, the “Debtor”) and [___], a limited partnership organized under the laws of the State of Delaware, and its permitted endorsees, transferees and assigns (collectively, the “Secured Party”).

RECITALS

A. Concurrently herewith, Debtor and the Secured Party have entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) and certain other agreements, pursuant to which the Debtor issued that certain senior secured convertible promissory note (the “Note”) in the principal amount of up to Six Hundred Thousand Six Hundred Sixty Six Dollars ($666,666) to the Secured Party.

B. The Debtor now enters into this Agreement with the Secured Party as security for Debtor’s Obligations (as defined below).

AGREEMENT

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Definitions. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the Uniform Commercial Code as adopted in the state of Delaware (the “UCC”) (such as “account,” “adverse claim,” “chattel paper,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “proceeds,” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms used in this Agreement and not defined elsewhere herein or in the Securities Purchase Agreement shall have the meanings set forth below:

“Collateral” means all of the collateral identified on Exhibit A hereto.

“Debtor’s Books” means and includes all of Debtor’s books and records in any medium or form, including, but not limited to, all records, ledgers and computer programs, disk or tape files, thumb drives, material stored in the “cloud,” printouts and other information indicating, summarizing or evidencing the Collateral.

“Equity Interests” means, with respect to any person, all of the shares of capital stock of (or other ownership or profit interests in) such person, all of the warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase or acquisition from such person of such shares (or such other interests), and all of the other ownership or profit interests in such person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Event of Default” has the meaning specified in Section 6 of this Agreement.

“Negotiable Collateral” means and includes all of Debtor’s presently existing and hereafter acquired or arising letters of credit, advices of credit, promissory notes, drafts, instruments, documents, Equity Interests in any entity, leases of personal property and chattel paper, as well as Debtor’s Books relating to any of the foregoing.

“Obligations” means and includes any and all present or future indebtedness or obligations of Debtor owing to the Secured Party under the Note and the other Subscription Documents, as defined herein, including, without limitation, (i) all interest and other payments required thereunder that are not paid when due, and (ii) all of the Secured Party Expenses which Debtor is required to pay or reimburse by this Agreement, by law, or otherwise.

“Permitted Liens” means (i) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and securing amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens), and with respect to which adequate reserves or other appropriate provisions are being maintained by Debtor in accordance with generally accepted accounting principles (“GAAP”) , (ii) deposits made (and the liens thereon) in the ordinary course of business of Debtor (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts, (iii) liens for taxes not yet due and payable or which are being contested in good faith and with respect to which adequate reserves are being maintained by Debtor in accordance with GAAP, (iv) purchase money liens relating to the acquisition of equipment, machinery or other goods of Debtor approved in writing by the Secured Party (which approval shall not be unreasonably withheld, conditioned or delayed) and (v) liens in favor of the Secured Party under the Subscription Documents.

“Pledged Equity” means, with respect to Debtor, 100% of the issued and outstanding Equity Interests of any subsidiary that is directly owned by Debtor, whether now owned or hereafter acquired, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving person, all shares of each class of the Equity Interests of the successor person formed by or resulting from such consolidation or merger, to the extent that such successor person is a direct subsidiary of an Debtor.

The term “Pledged Equity” specifically includes, but is not limited to, all rights of Debtor embodied in or arising out of the Debtor’s status as a shareholder or member, consisting of: (a) all economic rights, including without limitation, all rights to share in the profits and losses and all rights to receive distributions of the assets; and (b) all governance rights, including without limitation, all rights to vote, consent to action and otherwise participate in the management.

For avoidance of doubt, nothing in this Security Agreement, or the other Subscription Documents, shall restrict the Debtor from consummating the Merger (as defined in the Note), and any shares transferred by the Debtor pursuant to the Merger, shall be excluded from the term Pledged Equity after such transfer.

“Secured Party Expenses” means and includes (i) all costs or expenses required to be paid by Debtor under this Agreement that are instead paid or advanced by the Secured Party, including without limitation, all taxes, insurance, satisfaction of liens, securities interests, encumbrances or other claims at any time levied or placed on the Collateral, (ii) all reasonable costs and expenses incurred to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, disabling, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell all or any part of the Collateral, irrespective of whether a sale is consummated, and (iii) all reasonable costs and expenses (including reasonable attorney’s fees) incurred by the Secured Party in enforcing or defending this Agreement, irrespective of whether suit is brought.

“Subscription Documents” means and includes the Note, Securities Purchase Agreement and all related documents executed in connection therewith, including, without limitation, any amendments to any of the foregoing.

2. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and vice versa, to the part include the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement, unless otherwise specified.

3. Creation of Security Interest. In order to secure Debtor’s timely payment of the Obligations and timely performance of each and all of its covenants and obligations under this Agreement, the Subscription Documents, and any other document, instrument or agreement executed by Debtor or delivered by Debtor to the Secured Party in connection with the Obligations, Debtor hereby unconditionally and irrevocably grants, pledges and hypothecates to the Secured Party a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising Collateral. Such security interest shall be a first priority security interest. Such security interest shall attach to all Collateral without further act on the part of the Secured Party or Debtor.

4. Filings; Further Assurances.

(a) General. The Secured Party is authorized to file a UCC-1 Financing Statement (or its equivalent) with the Secretary of State of the State of Delaware and in any other jurisdictions where the Secured Party chooses to file, with respect to the Debtor. Debtor also authorizes the filing by the Secured Party of such other UCC financing statements, continuation financing statements, fixture filings, filing appropriate notices in international or federal registries including the United States Patent and Trademark Office, security agreements, mortgages, deeds of trust, chattel mortgages, assignments, assignments of rents, motor vehicle lien acknowledgments and other documents as the Secured Party may reasonably require in order to perfect, maintain, protect or enforce its security interest in the Collateral or any portion thereof and in order to fully consummate all of the transactions contemplated under this Agreement. Subject to the foregoing, if so requested by the Secured Party at any time hereafter, Debtor shall promptly execute and deliver to the Secured Party such fixture filings, agreements, security agreements, mortgages, deeds of trust, chattel mortgages, assignments, motor vehicle lien acknowledgments and other documents as the Secured Party may reasonably require from such Debtor in order to perfect, maintain, protect or enforce its rights under this Agreement. Debtor shall promptly deliver to the Secured Party any and all certificates and instruments constituting the Pledged Equity in suitable form for transfer by delivery and accompanied by duly executed instruments of transfer or assignment in blank. Debtor hereby irrevocably makes, constitutes and appoints the Secured Party as such Debtor’s true and lawful attorney with power, upon Debtor’s failure or refusal to promptly comply with its obligations in this Section 4(a), to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded or filed in order to perfect, maintain, protect or enforce the Secured Party’s security interest in the Collateral. Debtor further agrees to enter into such control agreements with the Secured Party and such third parties as may be necessary to obtain a first priority security interest in the Collateral, including deposit accounts and Pledged Equity, and agrees to use best efforts to obtain the assent of the third parties to said agreements.

(b) Additional Matters. Without limiting the generality of Section 4(a), Debtor will at the reasonable written request of the Secured Party, appear in and defend any action or proceeding which is reasonably expected to have a material and adverse effect with respect to such Debtor’s title to, or the security interest of the Secured Party in, the Collateral.

5. Representations, Warranties and Agreements. Debtor represents, warrants and agrees as follows:

(a) No Other Encumbrances. Except as disclosed in the Disclosure Schedule to the Subscription Agreements, Debtor has good and marketable title to its Collateral, free and clear of any liens, claims, encumbrances and rights of any kind, except the Liens scheduled pursuant to the Securities Purchase Agreement or as otherwise approved in writing by the Secured Party, and has the right to pledge, sell, assign or transfer the Collateral.

(b) Authorization of Pledged Equity. All Pledged Equity is duly authorized and validly issued, is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any person.

(c) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Secured party in the Collateral of Debtor and, when properly perfected by filing shall constitute a valid and perfected first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all liens except for liens permitted by the Securities Purchase Agreement. The taking possession by the Secured Party of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Secured Party’s security interest in all the Pledged Equity evidenced by such certificated securities and such instruments. With respect to any Collateral consisting of a deposit account, investment property, securities entitlement or held in a securities account, upon execution and delivery by the Debtor, the applicable depository bank or securities intermediary and the Secured Party of an agreement granting control to the Secured Party over such Collateral, the Secured Party shall have a valid and perfected first priority security interest in such Collateral.

(d) Consents; Etc. There are no restrictions in any organizational document governing any Pledged Equity or any other document related thereto which would limit or restrict (i) the grant of a security interest pursuant to this Agreement in such Pledged Equity, (ii) the perfection of such security interest or (iii) the exercise of remedies in respect of such perfected security interest in the Pledged Equity as contemplated by this Agreement. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office, the United States Copyright Office; with other applicable international registries, federal registries; and with local registries regarding assignments of rents and fixture filings, (iii) obtaining control to perfect the security interests created by this Agreement (to the extent required under Section 4 hereof), (iv) such actions as may be required by laws affecting the offering and sale of securities, and (v) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder, member or creditor of Debtor), is required for (A) the grant by Debtor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement by Debtor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required, or as provided in Section 4(a) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office, the United States Copyright Office or other applicable registry) or (C) the exercise by the Secured party of the rights and remedies provided for in this Agreement.

(e) Location of Place(s) of Business. All places of business of Debtor, including the identification of the principal place of business of Debtor, and the address(es) at which the Collateral is (are) located, are indicated on Schedule 5(e) hereto. Debtor shall not, without at least thirty (30) days prior written notice to the Secured Party, relocate such principal place of business or the Collateral, with no relocation being permitted outside the United States in any event.

(f) Right to Inspect the Collateral. The Secured Party shall have the right, during usual business hours of the Debtor and upon reasonable advance notice, to inspect and examine the Collateral. Debtor agrees that any reasonable expenses incurred by the Secured Party in connection with this Section 5(f) during the continuance of an Event of Default shall constitute Secured Party Expenses.

(g) Negative Covenants. Except for sale of inventory in the ordinary course of business, Debtor shall not (i) sell, lease or otherwise dispose of, relocate or transfer, any of the Collateral, except dispositions of Collateral that is worn out, obsolete or no longer necessary in the business of Debtor, (ii) allow any liens on or grant security interests in the Collateral except the Permitted Liens or (iii) change the Debtor’s name or add any new fictitious name without the written consent of the Secured Party.

(h) Further Information. Debtor shall promptly supply the Secured Party with such information concerning Debtor and Debtor’s business as the Secured Party may reasonably request from time-to-time hereafter, and shall within five (5) business days of obtaining knowledge thereof, notify the Secured Party of any event which constitutes an Event of Default.

(i) Solvency. Debtor is now and shall be at all times hereafter able to pay its debts (including trade debts) as they mature.

(j) Secured Party Expenses. Debtor shall, within fifteen (15) business days of written demand from the Secured Party accompanied by adequate documentation of such expenses, reimburse the Secured Party for all sums expended by it which constitute Secured Party Expenses and, in the event that Debtor does not pay any Secured Party Expenses payable to a third party within fifteen (15) business days after notice thereof, then the Secured Party may immediately and without further notice pay such Secured Party Expenses on Debtor’s behalf. All such expenses shall become a part of the Obligations and, at the Secured Party’s option, will (i) be payable on demand or (ii) be added to the balance of the Note and be payable proportionately with any installment payments that become due during the remaining term of the Note or, (iii) at Secured Party’s option, may be treated as a balloon payment which will be due and payable at the maturity of the Note. This Agreement shall also secure payment of those amounts.

(k)  Commercial Tort Claims. Debtor has no pending commercial tort claim (as a plaintiff) against any individual or entity (a “Commercial Claim”). Debtor shall promptly deliver to the Secured Party notice of any Commercial Claim that a Debtor may bring against any individual or entity, together with such information with respect thereto as the Secured Party may reasonably request. Within ten (10) days after a written request by the Secured Party, Debtor shall grant the Secured Party a security interest in any pending Commercial Claim to the extent such security interest is permitted by applicable law.

(l) Reliance by the Secured Party; Representations Cumulative. Each representation, warranty and agreement contained in this Agreement shall be conclusively presumed to have been relied on by the Secured Party regardless of any investigation made or information possessed by the Secured Party. The representations, warranties and agreements set forth herein shall be cumulative and in addition to any and all other representations, warranties and agreements set forth in the Subscription Documents or any other documents created after the Closing Date and signed by Debtor.

6. Events of Default. The occurrence of any Event of Default under the Note and the Securities Purchase Agreement, after the expiration of any applicable grace or cure period, shall constitute an “Event of Default” by Debtor under this Agreement.

7. Rights and Remedies.

(a) Rights and Remedies of the Secured Party.

(i) Upon the occurrence and during the continuance of an Event of Default, without notice of election and without demand, the Secured Party may cause any one or more of the following to occur, all of which are authorized by Debtor:

(A) The Secured Party may make such payments and do such acts as it reasonably considers necessary to protect its security interest in the Collateral. Debtor agrees to promptly assemble and make available the Collateral if the Secured Party so requires. Debtor authorizes the Secured Party to enter the premises where any of the Collateral is located, take and maintain possession of the Collateral, or any part thereof, and pay, purchase, contest or compromise any encumbrance, claim, right or lien which, in the reasonable opinion of the Secured Party, appears to be prior or superior to its security interest in violation of this Agreement, and to pay all reasonable expenses incurred in connection therewith.

(B) The Secured Party shall be automatically deemed to be granted a license or other appropriate right to use, without charge or representation or warranty, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, and any other property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral.

(C) The Secured Party may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral.

(D) The Secured Party may sell the Collateral at either a public or private sale, or both (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own accounts, for investment and not with a view to the distribution or resale thereof), by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor’s premises) as is commercially reasonable (it not being necessary that the Collateral be present at any such sale) for the purposes of satisfying the Obligations. In the case of a sale of Pledged Equity, the Secured Party shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933. Debtor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act of 1933), or (ii) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act of 1933, and the Secured Party may, in such event, bid for the purchase of such securities.

(E) The Secured Party shall be entitled to give notice of the disposition of the Collateral as follows: (1) the Secured Party shall give Debtor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made, (2) the notice shall be personally delivered or mailed, postage prepaid, to Debtor at least ten (10) days before the date fixed for the sale, or at least ten (10) days before the date on or after which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value, in which case the Secured Party shall use commercially reasonable efforts to provide such notice to Debtor as far in advance of such disposition as is practicable.

(F) The Secured Party may purchase all or any portion of the Collateral at any public sale by credit bid or other appropriate payment therefor.

(G) The Secured Party shall have the following rights and remedies regarding the appointment of a receiver: (1) the Secured Party may have a receiver appointed as a matter of right, (2) the receiver may be an employee of the Secured Party and may serve without bond, and (3) all fees of the receiver and his or her attorney shall be Secured Party Expenses and become part of the Obligations and shall be payable on demand, with interest at the Rate specified in the Note from the date of expenditure until repaid. The Debtor acknowledges and agrees that the Secured Party shall have the rights with respect to the appointment of a receiver as described herein, even if such right is not statutorily provided under applicable law. Notwithstanding anything to the contrary herein or in the Note or in any other Subscription Documents, Debtor acknowledges and agrees that the Secured Party shall have the right with respect to the appointment of a receiver as described herein, in any jurisdiction at the sole discretion of the Secured Party.

(H) The Secured Party, either itself or through a receiver, may collect the payments, rents, income, dividends, distributions and revenues (together, “Revenue”) from the Collateral. The Secured Party may at any time, in its reasonable discretion, transfer any Collateral into its own name or that of its nominee(s) and receive the Revenue therefrom and hold the same as security for the Obligations or apply it to payment of the Obligations in such order of preference as the Secured Party may determine. Insofar as the Collateral consists of accounts, general intangibles, loans receivable, insurance policies, instruments, chattel paper, choses in action, or similar property, the Secured Party may demand, collect, issue receipts for, settle, compromise, adjust, sue for, foreclose, or otherwise realize on the Collateral as the Secured Party may determine (in its reasonable discretion), whether or not the Obligations are then due. For these purposes, the Secured Party may, on behalf of and in the name of Debtor, (1) receive, open, and dispose of mail addressed to Debtor; (2) change any address to which mail and payments are to be sent; and (3) endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to the payment, shipment, or storage of any Collateral. To facilitate collection, the Secured Party may notify account debtors and Debtor on any Collateral to make payments directly to the Secured Party.

(ii) The Secured Party may deduct from the proceeds of any sale of the Collateral all Secured Party Expenses incurred in connection with the enforcement and exercise of any of the rights and remedies of the Secured Party provided for herein, irrespective of whether suit is commenced. If such deduction does not occur (in the Secured Party’s reasonable discretion), upon demand, Debtor shall pay all of such Secured Party Expenses. Any deficiency which exists after disposition of the Collateral as provided herein will be paid immediately by Debtor, and any excess that exists will be returned, without interest and subject to the rights of third parties, to Debtor by the Secured Party; provided, however, that if any excess exists at a time when any of the Obligations remain outstanding, such excess shall instead remain as part of the Collateral and continue to be subject to the security interest in Section 3(a) above until such time as all of the Obligations have been fully satisfied or otherwise terminated.

(iii) Voting and payment Rights in Respect of the Pledged Equity.

(A) So long as no Event of Default shall exist, Debtor may (1) exercise any and all voting and other rights pertaining to the Pledged Equity of such Debtor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Securities Purchase Agreement and (2) receive and retain any and all dividends (other than stock dividends and other dividends constituting Collateral which are addressed hereinabove), principal or interest paid in respect of the Pledged Equity to the extent they are allowed under the Securities Purchase Agreement; and

(B) During the continuance of an Event of Default, (1) all rights of an Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to clause (A)(1) above shall cease and all such rights shall thereupon become vested in the Secured Party which shall then have the sole right to exercise such voting and other consensual rights, (2) all rights of an Debtor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (A)(2) above shall cease and all such rights shall thereupon be vested in the Secured Party which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments, and (3) all dividends, principal and interest payments which are received by a Debtor contrary to the provisions of clause (B)(2) above shall be received in trust for the benefit of the Secured Party, shall be segregated from other property or funds of such Debtor, and shall be forthwith paid over to the Secured Party as Collateral in the exact form received, to be held by the Secured Party as Collateral and as further collateral security for the Secured Obligations.

(b) Rights and Remedies Cumulative. The rights and remedies of the Secured Party under this Agreement and any other agreements and documents delivered or executed in connection with the Obligations shall be cumulative. The Secured Party shall also have all other rights and remedies not inconsistent herewith as are provided under applicable law, or in equity. No exercise by the Secured Party of any one right or remedy shall be deemed an election.

8. Additional Waivers. The Secured Party shall not in any way or manner be liable or responsible for (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other person whomsoever, except to the extent that such loss, damage, liability, cost or expense has resulted from the gross negligence or willful misconduct of the Secured Party or its affiliates. If the Secured Party at any time has possession of any Collateral, whether before or after an Event of Default, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Secured Party takes such action for that purpose as Debtor shall request or as the Secured Party, in its reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by Debtor shall not of itself be deemed to be a failure to exercise reasonable care. The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve, or maintain any security interest given to secure the Obligations.

9. Notices. All notices or demands by any party relating to this Agreement shall be made in writing as provided in the Note, and such notices shall be delivered to the addresses indicated therein. Each party shall provide written notice to the other party of any change in address.

10. Choice of Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by, and construed in accordance with the laws of the state of Delaware as applied to contracts made and to be fully performed in such state, without regard to the conflicts of laws provisions thereof, except to the extent that the validity, perfection or enforcement of a security interest hereunder in respect of any Collateral is governed by the laws of the state of Delaware or some other jurisdiction, in which case such laws shall govern.

11. Waiver of Jury Trial. THE DEBTOR WAIVES, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

12. General Provisions.

(a) Effectiveness. This Agreement shall be binding and deemed effective against Debtor when executed by Debtor and the Secured Party.

(b) Successors and Assigns. This Agreement shall bind and inure to the benefit of the successors and permitted endorsees, transferees and assigns of the Secured Party. Debtor shall not assign this Agreement or any rights or obligations hereunder, and any such assignment shall be absolutely void.

(c) Section Headings. Section headings are for convenience only.

(d) Interpretation. No uncertainty or ambiguity herein shall be construed or resolved against the Secured Party or Debtor, whether under any rule of construction or otherwise. This Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

(e) Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(f) Entire Agreement; Amendments. This Agreement and the agreements and documents referenced herein contain the entire understanding of the parties with respect to the subject matter covered herein and supersede all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by Debtor and the Secured Party.

(g) Good Faith. The parties intend and agree that their respective rights, duties, powers, liabilities and obligations shall be performed, carried out, discharged and exercised reasonably and in good faith.

(h) Waiver and Consent. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Secured Party of a provision of this Agreement or any other agreement between or among the parties shall not prejudice or constitute a waiver of the Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by the Secured Party, nor any course of dealing between the Secured Party and Debtor, shall constitute a waiver of any of the Secured Party’s rights or of any of Debtor’s obligations as to any future transactions. Whenever the consent of the Secured Party is required under this Agreement, the granting of such consent by the Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the reasonable discretion of the Secured Party.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

(j) Termination. Upon full satisfaction or other termination of the Obligations (i) the Secured Party shall release and return to Debtor all of the Collateral and any and all certificates and other documentation representing or relating to the Collateral and (ii) the security interests provided for under this Agreement shall be terminated and of no further force and effect. At Debtor’s expense, the Secured Party shall take all actions reasonably requested by Debtor in connection with the foregoing.

(k) Consent of Debtor as Issuers of Pledged Equity. Debtor/issuer of Pledged Equity party to this Agreement hereby acknowledges, consents and agrees to the grant of the security interests in such Pledged Equity pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement or similar organizational or governance documents of such issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons on the date first written above.

DEBTOR

Lucy Scientific Discovery Inc.		Terracube International Inc.

By:	/s/ Richard Nanula	By:	/s/ Richard Nanula
Name:	Richard Nanula	Name:	Richard Nanula
Title:	Chief Executive Officer	Title:	Chief Executive Officer

Lucy Scientific Discovery USA Inc.		114474 BC Ltd.

By:	/s/ Richard Nanula	By:	/s/ Richard Nanula
Name:	Richard Nanula	Name:	Richard Nanula
Title:	Chief Executive Officer	Title:	Chief Executive Officer

LSDI Retail Inc.		Lucy Therapeutic Discoveries Inc.

By:	/s/ Richard Nanula	By:	/s/ Richard Nanula
Name:	Richard Nanula	Name:	Richard Nanula
Title:	Chief Executive Officer	Title: Chief Executive Officer

LSDI Manufacturing Inc.		1438430 BC Ltd.

By:	/s/ Richard Nanula	By:	/s/ Richard Nanula
Name:	Richard Nanula	Name:	Richard Nanula
Title:	Chief Executive Officer	Title:	Chief Executive Officer

PURCHASER:

[____________]
by its Manager, [__________]

By:	/s/ Investor
Name:	[_______]
Title:	Manager

[signature page to Security Agreement]

Schedule 5(e)

Addresses of Debtor/Principal Place of Business of Debtor

1. 301-1321 Blanshard St, Victoria BC V8W0B6

2. 2301 Blake St, Suite 100, Denver, Colorado, 80205

3. 1209 Orange Street, Wilmington, Delaware,19801

EXHIBIT A

COLLATERAL

Applicable Definitions:

In addition to the definitions of Article 9 of the Uniform Commercial Code of the State of Delaware, the following defined terms are used herein:

“Debtor’s Books” means and includes all of Debtor’s books and records in any medium or form, including, but not limited to, all records, ledgers and computer programs, disk or tape files, thumb drives, material stored in the “cloud,” printouts and other information indicating, summarizing or evidencing the Collateral.

“Equity Interests” means, with respect to any person, all of the shares of capital stock of (or other ownership or profit interests in) such person, all of the warrants, options or other rights for the purchase or acquisition from such person of shares of capital stock of (or other ownership or profit interests in) such person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such person or warrants, rights or options for the purchase or acquisition from such person of such shares (or such other interests), and all of the other ownership or profit interests in such person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Negotiable Collateral” means and includes all of Debtor’s presently existing and hereafter acquired or arising letters of credit, advices of credit, promissory notes, drafts, instruments, documents, Equity Interests in any entity, leases of personal property and chattel paper, as well as Debtor’s Books relating to any of the foregoing.

“Pledged Equity” means, with respect to Debtor, 100% of the issued and outstanding Equity Interests of any subsidiary that is directly owned by Debtor, whether now owned or hereafter acquired, in each case together with the certificates (or other agreements or instruments), if any, representing such shares, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(1) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights or options issued to the holder thereof, or otherwise in respect thereof; and

(2) in the event of any consolidation or merger involving the issuer thereof and in which such issuer is not the surviving person, all shares of each class of the Equity Interests of the successor person formed by or resulting from such consolidation or merger, to the extent that such successor person is a direct subsidiary of an Debtor.

The term “Pledged Equity” specifically includes, but is not limited to, all rights of Debtor embodied in or arising out of the Debtor’s status as a shareholder or member, consisting of: (a) all economic rights, including without limitation, all rights to share in the profits and losses and all rights to receive distributions of the assets; and (b) all governance rights, including without limitation, all rights to vote, consent to action and otherwise participate in the management.

Identification of Collateral:

All of the right, title and interest of Debtor in and to the following property, wherever located and whether now owned by Debtor or hereafter acquired by Debtor:

1. All accounts, chattel paper, contracts, contract rights, accounts receivable, tax refunds, tax credits, Notes receivable, Pledged Equity, documents, choses in action and general intangibles, including, but not limited to, proceeds of inventory and returned goods and proceeds from the sale of goods and services, and all rights, liens, securities, guaranties, remedies and privileges related thereto, including the right of stoppage in transit and rights and property of any kind forming the subject matter of any of the foregoing;

2. All certificates of deposit and all time, savings, demand, or other deposit accounts in the name of Debtor or in which Debtor has any right, title or interest, including but not limited to all sums now or at any time hereafter on deposit, and any renewals, extensions or replacements of and all other property which may from time to time be acquired directly or indirectly using the proceeds of any of the foregoing;

3. All inventory and equipment of every type or description wherever located, including, but not limited to all raw materials, parts, containers, work in process, finished goods, goods in transit, wares, merchandise, furniture, fixtures, hardware, machinery, tools, parts, supplies, automobiles, trucks, other intangible property of whatever kind and wherever located associated with the Debtor's business, tools and goods returned for credit, repossessed, reclaimed or otherwise reacquired by Debtor;

4. All documents of title and other property from time to time received, receivable or otherwise distributed in respect of, exchange or substitution for or addition to any of the foregoing including, but not limited to, any documents of title;

5. All know-how, information, labels, permits, patents, copyrights, goodwill, trademarks, trade names, licenses and approvals held by Debtor, including all other intangible property of Debtor;

6. All assets of any type or description that may at any time be assigned or delivered to or come into possession of Debtor for any purpose for the account of Debtor or as to which Debtor may have any right, title, interest or power, and property in the possession or custody of or in transit to anyone for the account of Debtor, as well as all proceeds and products thereof and accessions and annexations thereto;

7. Debtor’s tangible and intangible personal property assets, including, but not limited to, all of the following: (i) all accounts, health-care-insurance receivables, cash and currency, chattel paper, deposit accounts, documents, equipment, fixtures, general intangibles, instruments, intellectual property, inventory, investment property, Negotiable Collateral, loans receivable, motor vehicles, Pledged Equity, goods, supporting obligations, Debtor’s Books, and such other assets of Debtor as may hereafter arise or Debtor may hereafter acquire or in which the Secured Party may from time-to-time obtain a security interest, and (ii) the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the foregoing or any portion thereof; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Collateral does not include any “hazardous waste” as that term is defined under 42 U.S.C. section 6903(5), as such section may be from time to time amended, or under any regulations thereunder; and

8. All proceeds (including but not limited to insurance proceeds), products of, and accessions and annexations of any of the foregoing.